NEWS RELEASE

July 27, 2022

NCR Announces Second Quarter 2022 Results
Revenue up 19% and Strong Momentum in Strategic Growth Initiatives

ATLANTA - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended June 30, 2022. Second quarter and other recent highlights include:

•Revenue of $2.0 billion, up 19%; Recurring revenue growth of 31%
•GAAP diluted EPS from continuing operations of $0.22; Non-GAAP diluted EPS of $0.71
•Strong execution across strategic growth initiatives
•Previously announced board-led strategic review to enhance shareholder value continues

“We delivered solid results in the second quarter with strong revenue growth and higher profitability, despite the difficult macroeconomic environment. Strong demand for our solutions and diligent execution position NCR to drive solid financial results in 2022.” said Michael Hayford, Chief Executive Officer. “We made significant progress in the strategic growth initiatives that are transforming NCR into a software-led as-a-service company with a higher mix of recurring revenue streams. NCR is well positioned to deliver increased value to customers and to stockholders.”

In this release, we use certain non-GAAP measures, including presenting certain measures on a constant currency basis. These non-GAAP measures include “free cash flow,” “Adjusted EBITDA,” and others with the words “non-GAAP” or "constant currency" in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.

Second Quarter 2022 Operating Results

Effective January 1, 2022, the Company realigned its reportable segments to correspond with changes to its operating model, management structure and organizational responsibilities. Prior periods have been reclassified in order to conform to current period presentation.

Revenue
Second quarter revenue of $1,997 million increased 19% year over year. Foreign currency fluctuations had an unfavorable impact on the revenue comparison of 4%. The following table shows revenue for the second quarter:

$ in millions	Q2 2022	Q2 2021	% Increase (Decrease)	% Increase (Decrease) Constant Currency
Payments & Network (1)	$332	$54	515%	526%
Digital Banking	131	129	2%	2%
Self-Service Banking	679	645	5%	9%
Retail	562	562	—%	4%
Hospitality	238	215	11%	11%
Other	61	77	(21)%	(19)%
Eliminations (2)	(12)	(5)	140%	140%
Total segment revenue	$1,991	$1,677	19%	22%
Other adjustment (3)	6	—
Total revenue	$1,997	$1,677	19%	23%

Recurring revenue	$1,217	$929	31%	35%
Recurring revenue %	61%	55%
(1) Second quarter 2022 revenue includes the results of the Cardtronics business, which was acquired on June 21, 2021, and the results of the LibertyX business, which was acquired on January 5, 2022. The second quarter 2021 results include the operations of Cardtronics from June 21, 2021 to June 30, 2021 in the Payments & Network and Self-Service Banking segment results which include $29 million and $3 million of revenue and $10 million and $1 million of Adjusted EBITDA, respectively.
(2) Eliminations include revenues from contracts with customers and the related costs that are reported in the Payments & Network segment as well as in the Retail or Hospitality segments, including merchant acquiring services that are monetized via payments.
(3) Other adjustment reflects the revenue attributable to the Company's operations in Russia for the three months ending June 30, 2022 that were excluded from management's measure of revenue due to our announcement to suspend sales to Russia and anticipated orderly wind down of our operations in Russia. The revenue attributable to the Russian operations for the prior period of $11 million is included in the respective segments. Refer to the section entitled “Non-GAAP Financial Measures” for additional information.

•Second quarter gross margin of $471 million increased from $456 million in the prior year period. Gross margin rate was 23.6%, compared to 27.2% in the prior period. Second quarter gross margin (non-GAAP) of $511 million increased from $472 million in the prior year period. Gross margin rate (non-GAAP) was 25.7%, compared to 28.1% in the prior period.

•Second quarter income from operations of $103 million increased from $84 million in the prior year period. Second quarter operating income (non-GAAP) of $198 million increased from $173 million in the prior year period.

•Second quarter net income from continuing operations attributable to NCR of $35 million increased from net loss from continuing operations attributable to NCR of $9 million in the prior year period.

•Second quarter Adjusted EBITDA of $339 million increased from $281 million in the prior year period. Adjusted EBITDA margin rate was 17.0%, compared to 16.8% in the prior year period.

•Second quarter cash provided by operating activities of $80 million decreased from cash provided by operating activities of $155 million in the prior year period. Second quarter free cash flow was break-even, compared to free cash flow of $142 million in the prior year period.

Strategic Review

The NCR Board of Directors continues to pursue its previously announced strategic review process to evaluate strategic alternatives available to NCR to enhance value for all shareholders. BofA Securities, Inc., Goldman Sachs & Co. LLC, and Evercore Group L.L.C. are serving as financial advisors to NCR.

The Board has not set a timeline for the conclusion of its review of strategic alternatives. NCR does not intend to comment further on the strategic review process unless and until NCR has determined that further disclosure is beneficial or required by law.

Shareholders are advised that there can be no certainty that the strategic review will result in a transaction, or if a transaction is pursued that such a transaction will be completed.

2022 Second Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. Eastern Time to discuss the second quarter 2022 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com. Additionally, the live call can be accessed by dialing 888-820-9413 (United States/Canada Toll-free) or 786-460-7169 (International Toll) and entering the participant passcode 6606102.

More information on NCR’s second quarter earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.
About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading enterprise technology provider that runs stores, restaurants and self-directed banking. NCR is headquartered in Atlanta, Ga., with 38,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

Website: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: https://www.linkedin.com/company/ncr-corporation
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Scott Sykes
NCR Corporation
212.589.8428
scott.sykes@ncr.com

Investor Contact
Michael Nelson
NCR Corporation
678.808.6995
michael.nelson@ncr.com

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “objective,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding: our expectations of demand for our solutions and execution, and the impact thereof on our financial results in 2022; NCR’s focus on advancing our strategic growth initiatives and transforming NCR into a software-led as-a-service company with a higher mix of recurring revenue streams; our expectations of NCR's ability to deliver increased value to customers and stockholders; and our strategic review to evaluate strategic alternatives to enhance shareholder value and the possible outcomes of such strategic review. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:
•Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and management of alliance activities; our multinational operations; and our strategic review announced on February 8, 2022
•Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; the impact of the coronavirus (COVID-19) pandemic and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities; and climate change
•Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness, our obligations under other financing arrangements, or required repurchase of our senior unsecured notes; and any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; and write down of the value of certain significant assets
•Law and Compliance: protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; and changes to cryptocurrency regulations
•Governance: impact of the terms of our Series A Convertible Preferred (“Series A”) Stock relating to voting power, share dilution and market price of our common stock; rights, preferences and privileges of Series A stockholders compared to the rights of our common stockholders; and actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders
Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-GAAP Diluted Earnings Per Share (EPS), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Operating Income (non-GAAP), and Net Income from Continuing Operations Attributable to NCR (non-GAAP). NCR’s non-GAAP diluted EPS, gross margin (non-GAAP), gross margin rate (non-GAAP), operating income (non-GAAP), and net income from continuing operations attributable to NCR (non-GAAP) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP earnings per share, gross margin, gross margin rate, expenses, income from operations, operating margin rate, other (expense), income tax expense, effective income tax rate and net income from continuing operations attributable to NCR, respectively. Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). NCR determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles and restructuring charges, among others. NCR uses Adjusted EBITDA to manage and measure the performance of its business segments. NCR also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue.

Special Item Related to Russia The war in Eastern Europe and related sanctions imposed on Russia and related actors by the United States and other jurisdictions required us to commence the orderly wind down of our operations in Russia beginning in the first quarter of 2022. As of June 30, 2022, we have substantially ceased operations in Russia and are in process of dissolving our only subsidiary in Russia. As a result, for the three and six months ending June 30, 2022, our non-GAAP presentation of the measures described above exclude the immaterial impact of our operating results in Russia, as well as the impact of impairments taken to write down the carrying value of assets and liabilities, severance charges, and the assessment of collectability on revenue recognition. We consider this to be a non-recurring special item and management has reviewed the results of its business segments excluding these impacts. We have not adjusted the presentation of the prior year periods due to the immaterial impact of Russia to revenue and income from continuing operations for the three and six months ended June 30, 2021.

Free Cash Flow. NCR defines free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus restricted cash settlement activity, plus acquisition-related items, less the impact from the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter of 2021, and plus pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures, which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definitions of these measures.

Constant Currency. NCR presents certain financial measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, NCR’s management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. NCR’s management believes that presentation of financial measures without this result is more representative of the Company's period-over-period operating performance and provides additional insight into historical and/or future performance, which may be helpful for investors.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Use of Certain Terms

Recurring revenue includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, interchange and network revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

Reconciliation of Gross Margin (GAAP) to Gross Margin (Non-GAAP)

$ in millions	Q2 2022	Q2 2021
Gross Margin (GAAP)	$471	$456
Transformation and restructuring costs	16	7
Acquisition-related amortization of intangibles	27	9
Acquisition-related costs	1	—
Russia	(4)	—
Gross Margin (Non-GAAP)	$511	$472

Reconciliation of Gross Margin Rate (GAAP) to Gross Margin Rate (Non-GAAP)

	Q2 2022	Q2 2021
Gross Margin Rate (GAAP)	23.6%	27.2%
Transformation and restructuring costs	0.8%	0.4%
Acquisition-related amortization of intangibles	1.4%	0.5%
Acquisition-related costs	0.1%	—%
Russia	(0.2)%	—%
Gross Margin Rate (Non-GAAP)	25.7%	28.1%

Reconciliation of Income from Operations (GAAP) to Operating Income (Non-GAAP)

$ in millions	Q2 2022	Q2 2021
Income (Loss) from Operations (GAAP)	$103	$84
Transformation and restructuring costs	49	7
Acquisition-related amortization of intangibles	45	23
Acquisition-related costs	3	59
Russia	(2)	—
Operating Income (Non-GAAP)	$198	$173

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	Q2 2022	Q2 2021
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$35	$(9)
Transformation and restructuring costs	49	7
Acquisition-related amortization of intangibles	45	23
Acquisition-related costs	3	56
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	104	76
Interest expense	67	61
Interest income	(2)	(1)
Income tax expense (benefit)	—	31
Stock-based compensation expense	35	37
Russia	3	—
Adjusted EBITDA (Non-GAAP)	$339	$281

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Q2 2022	Q2 2021
Diluted Earnings Per Share from Continuing Operations (GAAP) (1)	$0.22	$(0.10)
Transformation and restructuring costs	0.25	0.04
Acquisition-related amortization of intangibles	0.21	0.12
Acquisition-related costs	0.01	0.38
Valuation allowance release & other tax adjustments	—	0.14
Diluted Earnings Per Share from Continuing Operations (Non-GAAP) (1)	$0.71	$0.62

(1)     Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)

$ in millions	Q2 2022	Q2 2021
Net cash provided by (used in) operating activities	$80	$155
Total capital expenditures	(94)	(79)
Restricted cash settlement activity	9	6
Acquisition related items	—	55
Pension contributions	5	5
Free cash flow	$—	$142

Reconciliation of Revenue Growth % (GAAP) to Revenue Growth Constant Currency % (Non-GAAP)

	Three months ended June 30, 2022			Six months ended June 30, 2022
$ in millions	Revenue Growth % (GAAP)	Favorable (Unfavorable) FX Impact	Revenue Growth % Constant Currency (non-GAAP)	Revenue Growth % (GAAP)	Favorable (Unfavorable) FX Impact	Revenue Growth % Constant Currency (non-GAAP)
Payments & Network	515%	(11)%	526%	730%	(11)%	741%
Digital Banking	2%	—%	2%	6%	—%	6%
Self-Service Banking	5%	(4)%	9%	1%	(3)%	4%
Retail	—%	(4)%	4%	2%	(4)%	6%
Hospitality	11%	—%	11%	14%	(1)%	15%
Other	(21)%	(2)%	(19)%	(16)%	(3)%	(13)%
Eliminations	140%	—%	140%	100%	—%	100%
Total segment revenue	19%	(3)%	22%	20%	(3)%	23%
Total revenue	19%	(4)%	23%	20%	(3)%	23%

Recurring Revenue	31%	(4)%	35%	33%	(3)%	36%

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended June 30
	Three Months		Six Months
	2022	2021	2022	2021
Revenue
Product	$614	$551	$1,130	$1,033
Service	1,383	1,126	2,733	2,188
Total Revenue	1,997	1,677	3,863	3,221
Cost of products	544	453	1,036	861
Cost of services	982	768	1,945	1,490
Total gross margin	471	456	882	870
% of Revenue	23.6%	27.2%	22.8%	27.0%
Selling, general and administrative expenses	309	303	622	541
Research and development expenses	59	69	124	135
Income (loss) from operations	103	84	136	194
% of Revenue	5.2%	5.0%	3.5%	6.0%
Interest expense	(67)	(61)	(130)	(106)
Other income (expense), net	1	(1)	10	(18)
Total interest and other expense, net	(66)	(62)	(120)	(124)
Income (loss) from continuing operations before income taxes	37	22	16	70
% of Revenue	1.9%	1.3%	0.4%	2.2%
Income tax expense (benefit)	—	31	13	48
Income (loss) from continuing operations	37	(9)	3	22
Income (loss) from discontinued operations, net of tax	6	—	5	—
Net income (loss)	43	(9)	8	22
Net income (loss) attributable to noncontrolling interests	2	—	1	1
Net income (loss) attributable to NCR	$41	$(9)	$7	$21
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$35	$(9)	$2	$21
Dividends on convertible preferred stock	(4)	(4)	(8)	(8)
Income (loss) from continuing operations attributable to NCR common stockholders	31	(13)	(6)	13
Income (loss) from discontinued operations, net of tax	6	—	5	—
Net income (loss) attributable to NCR common stockholders	$37	$(13)	$(1)	$13
Income (loss) per share attributable to NCR common stockholders:
Income (loss) per common share from continuing operations
Basic	$0.23	$(0.10)	$(0.04)	$0.10
Diluted (1)	$0.22	$(0.10)	$(0.04)	$0.10
Net income (loss) per common share
Basic	$0.27	$(0.10)	$(0.01)	$0.10
Diluted (1)	$0.26	$(0.10)	$(0.01)	$0.10
Weighted average common shares outstanding
Basic	136.6	131.0	136.2	130.5
Diluted (1)	140.8	131.0	136.2	136.1

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended June 30
	Three Months				Six Months
	2022	2021	% Change	% Change Constant Currency	2022	2021	% Change	% Change Constant Currency
Revenue by segment
Payments & Network	$332	$54	515%	526%	$631	$76	730%	741%
Digital Banking	131	129	2%	2%	267	252	6%	6%
Self-Service Banking	679	645	5%	9%	1,290	1,273	1%	4%
Retail	562	562	—%	4%	1,108	1,082	2%	6%
Hospitality	238	215	11%	11%	449	394	14%	15%
Other	61	77	(21)%	(19)%	129	154	(16)%	(13)%
Eliminations	(12)	(5)	140%	140%	(20)	(10)	100%	100%
Total segment revenue	$1,991	$1,677	19%	22%	$3,854	$3,221	20%	23%
Other adjustment	6	—			9	—
Total revenue	$1,997	$1,677	19%	23%	$3,863	$3,221	20%	23%

Adjusted EBITDA by segment
Payments & Network	$97	$19	411%		$195	$22	786%
Payments & Network Adjusted EBITDA margin %	29.2%	35.2%			30.9%	28.9%
Digital Banking	56	55	2%		112	109	3%
Digital Banking Adjusted EBITDA margin %	42.7%	42.6%			41.9%	43.3%
Self-Service Banking	142	140	1%		254	277	(8)%
Self-Service Banking Adjusted EBITDA margin %	20.9%	21.7%			19.7%	21.8%
Retail	104	121	(14)%		171	219	(22)%
Retail Adjusted EBITDA margin %	18.5%	21.5%			15.4%	20.2%
Hospitality	46	39	18%		87	75	16%
Hospitality Adjusted EBITDA margin %	19.3%	18.1%			19.4%	19.0%
Corporate and Other (1)	(98)	(89)	10%		(195)	(156)	25%
Eliminations	(8)	(4)	100%		(14)	(7)	100%
Total Adjusted EBITDA	$339	$281	21%		$610	$539	13%
Total Adjusted EBITDA margin %	17.0%	16.8%			15.8%	16.7%

(1) Corporate and Other includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment along with any immaterial operating segment(s).

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$398	$447
Accounts receivable, net of allowances of $26 and $24 as of June 30, 2022 and December 31, 2021, respectively	1,085	959
Inventories	858	754
Restricted cash	255	295
Other current assets	458	421
Total current assets	3,054	2,876
Property, plant and equipment, net	640	703
Goodwill	4,575	4,519
Intangibles, net	1,250	1,316
Operating lease assets	399	419
Prepaid pension cost	283	300
Deferred income taxes	734	732
Other assets	821	776
Total assets	$11,756	$11,641
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$108	$57
Accounts payable	949	826
Payroll and benefits liabilities	273	389
Contract liabilities	556	516
Settlement liabilities	242	263
Other current liabilities	705	757
Total current liabilities	2,833	2,808
Long-term debt	5,497	5,505
Pension and indemnity plan liabilities	753	789
Postretirement and postemployment benefits liabilities	119	119
Income tax accruals	108	116
Operating lease liabilities	378	388
Other liabilities	420	383
Total liabilities	10,108	10,108
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.3 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively; redemption amount and liquidation preference of $276 as of June 30, 2022 and December 31, 2021, respectively	275	274
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 136.7 and 132.2 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Paid-in capital	644	515
Retained earnings	1,030	1,031
Accumulated other comprehensive loss	(305)	(291)
Total NCR stockholders' equity	1,370	1,256
Noncontrolling interests in subsidiaries	3	3
Total stockholders' equity	1,373	1,259
Total liabilities and stockholders' equity	$11,756	$11,641

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended June 30
	Three Months		Six Months
	2022	2021	2022	2021
Operating activities
Net income (loss)	$43	$(9)	$8	$22
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations	(6)	—	(5)	—
Depreciation and amortization	152	120	299	212
Stock-based compensation expense	35	37	69	81
Deferred income taxes	2	19	6	26
Loss (gain) on disposal of property, plant and equipment and other assets	—	—	2	—
Changes in assets and liabilities:
Receivables	(80)	13	(209)	(78)
Inventories	(125)	(64)	(202)	(81)
Current payables and accrued expenses	121	100	58	134
Contract liabilities	(71)	(31)	34	43
Employee benefit plans	14	(11)	6	(21)
Other assets and liabilities	(5)	(19)	52	(28)
Net cash provided by operating activities	$80	$155	$118	$310
Investing activities
Expenditures for property, plant and equipment	$(17)	$(20)	$(32)	$(30)
Proceeds from sale of property, plant and equipment and other assets	3	—	3	—
Additions to capitalized software	(77)	(59)	(142)	(110)
Business acquisitions, net of cash acquired	—	(2,307)	(1)	(2,464)
Purchases of short-term investments	—	(8)	—	(13)
Proceeds from sales of short-term investments	—	9	—	14
Other investing activities, net	—	(6)	(5)	(6)
Net cash used in investing activities	$(91)	$(2,391)	$(177)	$(2,609)
Financing activities
Short term borrowings, net	$—	$—	$2	$—
Payments on term credit facilities	(2)	(97)	(4)	(105)
Payments on revolving credit facilities	(320)	(367)	(599)	(685)
Borrowings on term credit facilities	—	1,505	—	1,505
Borrowings on revolving credit facilities	325	361	637	809
Proceeds from issuance of senior unsecured notes	—	1,200	—	1,200
Debt issuance costs and bridge commitment fees	—	(50)	—	(51)
Cash dividend paid for Series A preferred shares dividends	(4)	(4)	(8)	(8)
Proceeds from employee stock plans	8	10	14	18
Tax withholding payments on behalf of employees	—	(3)	(36)	(25)
Net change in client funds obligations	(9)	(8)	(3)	(8)
Principal payments for finance lease obligations	(4)	(4)	(8)	(8)
Other financing activities	(2)	—	(2)	(1)
Net cash provided by (used in) financing activities	$(8)	$2,543	$(7)	$2,641
Cash flows from discontinued operations
Net cash provided by (used in) discontinued operations	4	(3)	—	(47)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	2	(19)	(4)
Increase (decrease) in cash, cash equivalents, and restricted cash	$(28)	$306	$(85)	$291
Cash, cash equivalents and restricted cash at beginning of period	692	391	749	406
Cash, cash equivalents, and restricted cash at end of period	$664	$697	$664	$697